UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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☐	Soliciting material Pursuant to §240.14a-12

Automatic Data Processing, Inc.

(Name of Registrant as Specified In Its Charter)

William A. Ackman

Veronica M. Hagen

V. Paul Unruh

Pershing Square Capital Management, L.P.

PS Management GP, LLC

Pershing Square, L.P.

Pershing Square II, L.P.

Pershing Square International, Ltd.

Pershing Square Holdings, Ltd.

Pershing Square VI Master, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 16, 2017, Pershing Square Capital Management, L.P. and certain affiliates issued the following press release:

Pershing Square Highlights Independent Research Survey Results on ADP

83% of ADP’s Current Long Shareholders Surveyed Support Pershing Square’s Involvement in ADP

New York, NY – October 16, 2017 //- Pershing Square Capital Management, L.P. (“Pershing Square”) today highlighted for investors the results of an independent survey conducted by Sanford C. Bernstein & Co. (“Bernstein”) about Pershing Square and ADP (NASDAQ: ADP). The findings were published in an October 13, 2017 research report by Bernstein equity analyst Lisa Ellis.

The survey polled 48 institutional shareholders, half of which own ADP stock, to understand investors’ views about Pershing Square’s ADP investment thesis. Notably, the survey found:

•	83% of ADP’s current long shareholders support Pershing Square’s involvement in ADP.

•	71% of ADP’s current long shareholders support Pershing Square’s nominees receiving one or more seats in the upcoming election.

•	83% of ADP’s current long shareholders find it “somewhat compelling” or “compelling” that ADP’s Employer Services should achieve operating margins of 35% or greater.

•	88% of ADP’s current long shareholders find it “somewhat compelling” or “compelling” that ADP’s Employer Services revenue growth can be accelerated through operational improvements and a best-in-class offering in ADP’s Enterprise business.

“We were pleased to see that many shareholders are embracing the opportunity for improvement at ADP,” said Pershing Square CEO Bill Ackman. “We look forward to continuing the discussion with all shareholders about how The Nominees for ADP’s Transformation can help ADP achieve its full potential.”

Pershing Square encourages shareholders to contact Bernstein directly to receive the complete report.

Pershing Square published its most recent ADP presentation on October 11, 2017. Shareholders can access that presentation here and supporting materials here.

For additional information, visit our website: www.ADPascending.com. Follow ADPascending on Facebook, Twitter and YouTube.

To vote for Pershing Square’s Nominees for ADP’s Transformation, please vote the GOLD Proxy Card or GOLD Voting Instruction Form.

You can vote by Internet, telephone or by signing and dating the GOLD Proxy Card or Voting Instruction Form and mailing it in the postage paid envelope provided. We urge you NOT to vote using any white proxy card or voting instruction form you receive from ADP. Please discard the white proxy card.

If you have any questions about how to vote your shares, please contact our proxy solicitor, D.F. King & Co., Inc., at (866) 342-1635.

About Pershing Square Capital Management, L.P.

Pershing Square Capital Management, L.P., based in New York City, is a SEC-registered investment advisor to investment funds.

Media Contact:

Pershing Square

Fran McGill

212 909 2455, McGill@persq.com

This press release relates to Pershing Square’s solicitation of proxies in connection with the 2017 annual meeting of stockholders of ADP.

The information contained in this press release (the “Information”) is based on publicly available information about Automatic Data Processing, Inc. (“ADP” or the “Company”), which has not been independently verified by Pershing Square Capital Management, L.P. (“Pershing Square”). Pershing Square recognizes that there may be confidential or otherwise non-public information in the possession of ADP or others that could lead ADP or others to disagree with Pershing Square’s conclusions. This press release and the Information is not a recommendation or solicitation to buy or sell any securities.

The analyses provided may include certain forward-looking statements, estimates and projections prepared with respect to, among other things, general economic and market conditions, changes in management, changes in board composition, actions of ADP and its subsidiaries or competitors, the ability to implement business strategies and plans and pursue business opportunities in the human capital management industry. Such forward-looking statements, estimates, and projections reflect various assumptions by Pershing Square concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of ADP with the Securities and Exchange Commission at www.sec.gov. No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. Actual results may vary materially from the estimates and projected results contained herein. The results of the Bernstein survey described in this press release do not necessarily reflect the projected results at the ADP annual meeting, and any stockholder’s final voting decision will not be known until the final results of the annual meeting are determined.